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                                                                    Exhibit 10.8

                             STOCKHOLDERS' AGREEMENT
                                       FOR
                         HORSESHOE GAMING HOLDING CORP.

      STOCKHOLDERS' AGREEMENT, dated as of April 29, 1999 (this "Agreement"), by and among (i) Horseshoe Gaming Holding Corp., a Delaware corporation (the "Corporation"), (ii) the stockholders of the Corporation listed on Annex A hereto (the "Initial Stockholders"), and (iii) each such additional Person that may hereafter hold Shares and assume the status of "Stockholder" hereunder by executing a counterpart hereof (such Persons, together with the Initial Stockholders, are referred to herein collectively as the "Stockholders," and each individually as a "Stockholder"). Capitalized terms used herein are defined in Section 1.2 hereof.

                              W I T N E S S E T H :

      WHEREAS, the Corporation and the Initial Stockholders, among others, are parties to that certain Subscription and Reorganization Agreement dated as of April 29, 1999 (the "Subscription Agreement"), pursuant to which (i) certain members of Horseshoe Gaming, L.L.C., a Delaware limited liability company ("Horseshoe LLC"), will contribute all of the units of membership interest they hold in Horseshoe LLC solely in exchange for the issuance and transfer by the Corporation to such persons or trusts of shares of Class A Common Stock of the Corporation, par value $0.01 per share (the "Class A Common"), or Class B Common Stock of the Corporation, par value $0.01 per share (the "Class B Common"), as specified therein, (ii) the stockholders of Horseshoe Gaming, Inc., a Nevada corporation ("HGI"), will contribute all of the shares of common stock of HGI that they own solely in exchange for the issuance and transfer by the Corporation to such persons of shares of Class A Common or Class B Common, as specified therein and (iii) Robinson Property Group, Inc., a Nevada corporation ("RPGI"), will merge with and into the Corporation, and the sole stockholder of RPGI will exchange all of her shares of common stock of RPGI solely in exchange for the issuance and transfer by the Corporation to such person of shares of Class A Common;

      WHEREAS, it is a condition precedent to the Closing of the transactions contemplated by the Subscription Agreement that the parties to this Agreement execute and deliver this Agreement at such Closing;

      WHEREAS, as of the Closing, each Initial Stockholder Beneficially Owns the number and class of shares of Common Stock set forth opposite such Stockholder's name on Annex A hereto (such Stockholder's "Initial Shares"); and

      WHEREAS, the Corporation and the Stockholders desire to (a) establish the composition of the Corporation's Board of Directors, (b) assure continuity in the ownership and management of the Corporation, (c) provide for the future transfer of Shares, (d) preserve the Corporation's status as an S corporation for income tax purposes and (e) establish certain other rights and procedures as hereinafter specified.
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      NOW, THEREFORE, in consideration of the promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                           EFFECTIVE DATE; DEFINITIONS

      1.1 Effective Date of Agreement. This Agreement shall become effective on the date and at the time that the Closing occurs.

      1.2 Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Subscription Agreement. Whenever used in this Agreement, the following capitalized terms shall have the meanings set forth below:

      "Accounting Year" means, and shall refer to, the accounting year of the Corporation, ending December 31 of each year.

      "Affiliate" means, with respect to any specified Person: (i) any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person;
      (ii) any Person who is an officer, director, employee, partner, agent or trustee of, or who serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, employee, partner, agent or trustee, or with respect to which the specified Person serves in a similar capacity; (iii) any Person who, directly or indirectly, is the beneficial owner of, or controls, any equity securities of, or otherwise has a beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of any equity securities (other than publicly held securities) or in which the specified Person has a beneficial interest; and (iv) any member of the Immediate Family of the specified Person.

      "Agreement" has the meaning given to such term in the preface to this Agreement and shall include any amendments made in the manner described herein.

      "Applicable Capital Gain Tax Rate" in respect of each of the Corporation or any Subsidiary shall mean for each such entity calculated separately, an amount equal to the sum of (i) the highest marginal Federal capital gain tax rate applicable to any Stockholder plus (ii) an amount equal to the sum of the highest marginal state and local capital gain tax rates applicable to any Stockholder, multiplied by a factor equal to 1 minus such highest marginal Federal capital gain tax rate.

      "Applicable Income Tax Rate" in respect of the Corporation or any Subsidiary shall mean for each such entity calculated separately, an amount equal to the sum of (i) the highest marginal Federal income tax rate applicable to any Stockholder plus (ii) an amount equal to


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      the sum of the highest marginal state and local income tax rates applicable to any Stockholder, multiplied by a factor equal to 1 minus such highest marginal Federal income tax rate.

      "Authority" means any applicable authority that is a public body and politic created by a state in which the Corporation or any Subsidiary are conducting or seeking to conduct their respective Businesses and that is authorized to regulate gaming business or food or liquor retailing establishments, or any other agency so authorized. To the extent applicable, Authority shall also include any other governmental body or agency having jurisdiction over the operations of the Businesses.

      "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

      "Binion" means Jack B. Binion.

      "Binion Holder" means any holder of Binion Shares.

      "Binion Shares" means (a) the Initial Shares issued to Binion, (b) Shares hereafter acquired by Binion and (c) any securities of the Corporation issued with respect to the securities referred to in clauses (a) or (b) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization. Any Shares or securities referred to in (a) through (c) of the immediately preceding sentence shall continue to be Binion Shares as a result of a Transfer thereof by Binion, but shall cease to be Binion Shares if they are redeemed by the Corporation or retired as treasury shares.

      "Board" means the Board of Directors of the Corporation.

      "Businesses" means the acquisition, development, operation, management, financing and maintenance by the Corporation or any Subsidiaries of (a) any gaming business, including without limitation the facilities that comprise gaming businesses and any and all facilities related to, and compatible with, such gaming businesses, and (b) any other business owned or operated by the Corporation or any Subsidiary.

      "Change of Control" means a Transfer of Shares that would result in the transferee of such Shares (which did not, immediately prior to the Transfer, hold Shares representing more than fifty percent of the votes entitled to be cast at a meeting of the stockholders of the


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      Corporation) Beneficially Owning Shares representing more than fifty percent of the votes entitled to be cast at a meeting of the stockholders of the Corporation immediately following the consummation of such Transfer.

      "Class A Common" has the meaning given to such term in the recitals to this Agreement.

      "Class B Common" has the meaning given to such term in the recitals to this Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

      "Common Stock" means collectively the Class A Common, the Class B Common and any other class or series of authorized capital stock of the Corporation which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

      "Corporation" has the meaning given to such term in the preface to this Agreement.

      "DGCL" means the General Corporation Law of the State of Delaware, as amended, or any successor statute thereto.

      "Empress Merger" means the acquisition by the Corporation of all of the outstanding shares of common stock of each of Empress Casino Joliet Corporation and Empress Casino Hammond Corporation pursuant to the Empress Merger Agreement.

      "Empress Merger Agreement" means that certain Agreement and Plan of Merger by and between Horseshoe LLC and Empress Entertainment, dated as of September 2, 1998.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

      "Flow Through Entity" means an entity which (x) for Federal income tax purposes constitutes (i) an S corporation, (ii) a "qualified subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the Code), (iii) a "partnership" (within the meaning of Section 7701(a)(2) of the Code) other than a "publicly traded partnership" (as defined in Section 7704 of the Code), or (iv) a business entity which is disregarded as an entity separate from its owner under the Code, the Treasury Regulations or any published administrative guidance of the Internal Revenue Service and (y) for state and local jurisdictions in respect of which Permitted Tax Distributions are being made, is subject to substantially similar "flow through" treatment under the applicable state or local income tax law.

      "HGI" has the meaning given to such term in the recitals to this Agreement.


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      "Horseshoe LLC" has the meaning given to such term in the recitals to this
      Agreement.

      "Immediate Family" of a specified individual means the husband, wife, children, parents, brothers, sisters, direct lineal ancestors and descendants, nieces, nephews, aunts and uncles of such specified individual; and with respect to Binion, such term shall also include Phyllis M. Cope and any member of her Immediate Family.

      "Initial Shares" has the meaning given to such term in the recitals to this Agreement.

      "Initial Stockholders" has the meaning given to such term in the preface to this Agreement.

      "Licenses" means all licenses and permits required to operate any of the Businesses including, but not limited to, gaming licenses and liquor licenses.

      "Loan" means any commercial or private party loan from an entity that may or may not be a Stockholder or an Affiliate of a Stockholder or a Subsidiary, including from an officer or director of the Corporation or any of its Subsidiaries or Affiliates, the proceeds of which loan, directly or through a loan or contribution of such proceeds to a Subsidiary, will be used to finance the development or operation of, or improvements to, the Properties and the Businesses.

      "Majority Binion Holders" has the meaning given to such term in Section 3.5(a).

      "Permitted Tax Distributions" in respect of the Corporation and each Subsidiary that qualifies as a Flow Through Entity shall mean, with respect to any taxable year, the sum of: (I) the product of (A) the excess of (i) all items of taxable income or gain (other than capital gain) allocated by the Corporation and each such Subsidiary to the Stockholders for that year over (ii) all items of taxable deduction or loss (other than capital loss) allocated to such Stockholders by the Corporation and each such Subsidiary, respectively, for such year and (B) the Applicable Income Tax Rate, plus (II) the product of (A) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, allocated by the Corporation and each such Subsidiary to the Stockholders for such year and (B) the Applicable Capital Gain Tax Rate, plus (III) taking into account the Corporation's and each such Subsidiary's capital gain and loss, respectively, the product of (A) the net short-term capital gain (i.e., net short-term capital gain in excess of net long-term capital loss), if any, allocated by the Corporation and each such Subsidiary to the Stockholders for such year and (B) the Applicable Income Tax Rate, minus (IV) the aggregate Tax Loss Benefit Amounts for the Corporation and each such Subsidiary, respectively, for such year. For purposes of calculating the amount of the Permitted Tax Distributions, the proportionate part of the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary which is a Flow Through Entity shall be included in determining the Corporation's taxable income, gain, deduction or loss (including capital gain or loss).


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      "Person" means an individual, corporation, limited liability company, partnership, joint venture, joint stock company, association, trust, business trust, unincorporated organization or other entity.

      "Properties" means the parcels of real property on which the Businesses are or will be operated.

      "Proxies" has the meaning given to such term in Section 4.1.

      "Quarterly Distribution Date" has the meaning given to such term in
      Section 6.1.

      "Qualifying S Corporation Shareholder" shall mean a Person (and if the Person is an individual and has a spouse having a community property interest in any Shares or in the income therefrom, such Person together with such Person's spouse) who is described in Section 1361(b)(1)(B) of the Code because such person (and such spouse) at the time of reference is:

                  (i) an individual who is not a nonresident alien (as defined in Section 7701(b)(1)(B) of the Code);

                  (ii) a grantor trust described in Section 1361(c)(2)(A)(i) of the Code (other than by virtue of Section 1361(d) of the Code);

                  (iii) an electing small business trust which is described in
                        Sections 1361(c)(2)(A)(v) and 1361(e) of the Code; or

                  (iv) a qualified subchapter S trust treated as a trust described in Section 1361(c)(2)(A)(i) of the Code by reason of Section 1361(d) of the Code and of which, except as permitted by Treas. Reg. Section 1.1361(j)(2)(i), there is currently only one income beneficiary and such beneficiary is a citizen or resident of the United States.

      "RPGI" has the meaning given to such term in the recitals to this Agreement.

      "S corporation" has the meaning given to such term in Section 1361(a) of the Code.

      "Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto.

      "Selling Stockholder" has the meaning given to such term in Section
      5.2(a).

      "Shares" means all shares of Common Stock now or hereafter issued and outstanding.


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      "State Acts" shall mean any state securities or blue sky laws and regulations applicable to the Transfer of Shares.

      "Stockholder" and "Stockholders" have the meanings given to such terms in the preface to this Agreement.

      "Subscription Agreement" has the meaning given to such term in the recitals to this Agreement.

      "Subsidiary or Subsidiaries" shall mean, individually or collectively, Empress Casino Joliet Corporation, Empress Casino Hammond Corporation, Robinson Property Group, Limited Partnership, a Mississippi limited partnership, Horseshoe Entertainment L.P., a Louisiana limited partnership, and any other casino gambling operation or other business compatible therewith in which, or through which, the Corporation holds any direct or indirect equity or ownership interest in any Businesses.

      "Tax Loss Benefit Amount" as to the Corporation's or any Subsidiary's taxable years shall mean the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of such entity beginning on or after the Closing and ending prior to the taxable year of reference carried forward to the applicable taxable year; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be utilized only once and in each case shall be carried forward to the next succeeding taxable year until so utilized.

      "Transfer" means to transfer, sell, exchange, gift, bequest, hypothecate, pledge, grant any security interest in or otherwise dispose of or encumber any share of Common Stock, or enter into any agreement to do so (including any agreement that creates or grants an option, warrant, or right to obtain an interest), whether voluntarily or by operation of law, which in any case would change or transfer the legal or beneficial ownership of, or any legal or beneficial ownership interest in, any share of Common Stock (including, without limitation, any transaction that creates a form of joint ownership in any share of Common Stock between the transferor and one or more Persons).

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      2.1 Representations and Warranties of the Corporation. The Corporation hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by the Corporation and constitutes the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or assignment for the


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benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including without limitation laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance and automatic stay.

      2.2 Representations and Warranties of Each of the Stockholders. Each of the Stockholders hereby represents and warrants, severally as to itself only, that at the time such Stockholder becomes a party to this Agreement (and after giving effect to the transactions to be consummated at the Closing):

            (a) Ownership of Initial Shares. Such Stockholder is the sole record owner and Beneficial Owner of the number and class of Shares set forth opposite its name on Annex A attached hereto, free and clear of all liens, claims and encumbrances, and the number and class of Shares set forth opposite such Stockholder's name on Annex A hereto constitute all of the Shares owned of record or Beneficially Owned by such Stockholder. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 3.7, 3.8 and 4.1 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth opposite such Stockholder's name on Annex A hereto, with no limitations, qualifications or restrictions on such rights.

            (b) Power; Binding Agreement. Such Stockholder has the legal capacity (if such Stockholder is an individual), power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholder agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including without limitation laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance and automatic stay. There is no Person (other than such Stockholder's spouse if such Stockholder is married and such Stockholder's Shares constitute community property) whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including without limitation laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance and automatic stay.


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            (c) No Conflicts. (A) No filing with, and no permit, authorization, consent or approval of, any federal, state or local governmental public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or the compliance by such Stockholder with any of the provisions hereof will (1) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (2) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

            (d) Reliance by the Corporation. With respect to the Initial Stockholders, each such Initial Stockholder understands and acknowledges that the Corporation and each other Initial Stockholder is entering into the Subscription Agreement in reliance upon such Initial Stockholder's execution and delivery of this Agreement.

            (e) Regulatory Matters. Such Stockholder acknowledges that: (i) the Corporation and all Stockholders are or will be subject to the licensing and permit laws of each state in which the Corporation or any Subsidiary is conducting or seeking to conduct its Businesses; (ii) the Corporation and all Stockholders are subject to the suitability standards promulgated from time to time by the Authorities and as such may be found unsuitable to hold Shares in the Corporation by such Authorities; and (iii) such Stockholder shall and must, at all times, fully cooperate with the agencies that promulgate these laws, including, but not limited to, any Authority, in providing in a timely fashion all information requested.

                                   ARTICLE III
                                    COVENANTS

      3.1 S Corporation Status.

            In consideration of the Corporation's agreement to make Permitted Tax Distributions pursuant to Section 6.1, each Initial Stockholder has agreed in the Subscription Agreement to consent to the election of the Corporation to be taxed as an S corporation and to do all things necessary or appropriate to effectuate that election and hereby further covenants and agrees that so long as an election under Section 1362(a) of the Code is in effect with respect to the
Corporation:


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            (a) Such Stockholder shall maintain his, her or its status as a
Qualifying S Corporation Shareholder;

            (b) In the case of any Stockholder which is (or becomes) a qualified subchapter S trust ("QSST") described in Section 1361(c)(2)(A)(i) of the Code by reason of Section 1361(d) of the Code, such Stockholder agrees and covenants that all of the income (within the meaning of Treas. Reg. Section 1.643(b)-1) of the QSST will be distributed currently for each taxable year of the QSST during which it holds any Shares; and

            (c) If the Corporation's status as an S corporation is terminated inadvertently for any reason whatsoever and a private letter ruling is sought from the Internal Revenue Service under Section 1362(f) of the Code, each Stockholder agrees to make any adjustments for the period specified in Section 1362(f) of the Code required by the Internal Revenue Service and approved by the Board, as may be required for the Corporation to obtain such a favorable private letter ruling from the Internal Revenue Service.

      3.2 Right to Terminate S Corporation Status. If, and only if, the Corporation fails to make any Permitted Tax Distribution when and as required by
Section 6.1, and such failure continues for thirty (30) days after notice thereof by any Stockholder to the Corporation and each other Stockholder, the Corporation shall take such action in order to effectuate the termination of the S corporation election of the Corporation, including without limitation, filing the revocation of the election required by Treas. Reg. Sections 1.1362-2(a) and -6(a)(3); provided, however, that Stockholders owning shares possessing a majority of the voting power of the Corporation may, by delivering written notice to the Corporation, elect to waive such failure (which waiver shall not relate to any subsequent failures) and not have the Corporation revoke its S corporation election.

      3.3 Repayment of Certain Permitted Tax Distributions.

            (a) Promptly after the filing by the Corporation and each Subsidiary of their respective annual tax return, each Stockholder agrees to reimburse the Corporation or the applicable Subsidiary, as the case may be, the amount by which the estimated tax distributions theretofore made to such Stockholder in respect of the taxable year covered by such annual tax return exceed the Permitted Tax Distributions for such taxable year determined on the basis of such tax returns filed in respect of such taxable year for the Corporation or the applicable Subsidiary, as the case may be.

            (b) If the appropriate Federal or state taxing authority finally determines that the amount of the items of the Corporation's or any Subsidiary's taxable income, gain, deduction or loss (including capital gain or loss) for any taxable year or the aggregate Tax Loss Benefit Amounts carried forward to such taxable year should be changed or adjusted, then each Stockholder shall reimburse the Corporation or the applicable Subsidiary, as the case may be, if and to the extent the Permitted Tax Distributions previously made to such Stockholder in respect of that taxable year exceeded the Permitted Tax Distributions which should have been made for such taxable year taking into account such change or adjustment.


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            (c) To the extent that any Permitted Tax Distribution would otherwise be made to any Stockholder at a time when an obligation of such Stockholder to make a payment to the Corporation or the applicable Subsidiary pursuant to paragraphs (a) or (b) of this Section 3.3 remains outstanding, the amount of any Permitted Tax Distribution required to be made by the Corporation or a Subsidiary, as applicable, shall be reduced by the amounts such Stockholder is obligated to pay to the Corporation or the applicable Subsidiary until such amount is recovered in full.

      3.4 Tax Rate Information. Each Stockholder shall provide such information to the Corporation as the Corporation shall reasonably request from time to time to permit the Corporation to determine the Applicable Tax Rate and the Applicable Capital Gain Tax Rate. Each Stockholder shall also promptly advise the Corporation of any changes in the Stockholder's circumstance which would change the Applicable Income Tax Rate and the Applicable Capital Gain Tax Rate.

      3.5 Lock Up Agreement. In the event of an underwritten public offering of the Corporation's Common Stock in which shares of Common Stock are listed for trading on a national securities exchange or quoted on the Nasdaq National Market System (a "Qualified IPO"), if the managing underwriter for such offering deems it necessary or appropriate, each Stockholder agrees that it will not Transfer, or agree to Transfer, any Shares during a period deemed by such managing underwriter to be necessary or appropriate, and each Stockholder will enter into a written agreement with such managing underwriter and the Corporation to that effect (including a covenant not to sell or otherwise Transfer any Shares in a market transaction (including sales pursuant to Rule 144 under the Securities Act) during the applicable restricted period). In order to enforce the covenant in this Section 3.2, the Corporation may impose stop-transfer instructions with respect to the Shares of any Stockholder until the end of such restricted period.

      3.6 Licenses. Each Stockholder hereby covenants and agrees to submit in a timely fashion all information and to perform in a timely fashion any acts that the Corporation determines are necessary or appropriate to be submitted or performed by such Stockholder in connection with the Corporation's obtaining and/or maintaining the Licenses or that are otherwise required of the Corporation by the Authorities.

      3.7 Provisions Concerning the Empress Merger. Until the earlier of the effective time of the Empress Merger or the termination of the Empress Merger Agreement in accordance with its terms, each Stockholder shall vote, or cause to be voted, at any meeting of the Stockholders of the Corporation or by means of any written consent pursuant to which action is to be taken with respect to the Empress Merger (including, without limitation, the Empress Merger Agreement), all voting securities of the Corporation over which such Stockholder has the power to vote or direct the voting, and shall take promptly all such other actions as shall be necessary or desirable (i) to approve the Empress Merger, including without limitation the Empress Merger Agreement, and (ii) to not breach any covenant, representation or warranty or any other obligation or agreement of the Corporation or the Subsidiaries under the Empress Merger Agreement and/or other agreement, instrument or document entered into in connection with the Empress Merger. Each of the Stockholders hereby


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covenants and agrees that such Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in this Agreement.

      3.8 Composition of Board.

            (a) The Board shall be comprised of three directors. Until the consummation of a Qualified IPO, each Stockholder hereby agrees to vote or cause to be voted, at any meeting of the stockholders of the Corporation or by means of any written consent pursuant to which directors are to be elected, all voting securities of the Corporation over which it has the power to vote or direct the voting for the election as directors of the Corporation of three Persons designated by the holders of a majority of the issued and outstanding Binion Shares (the "Majority Binion Holders") to the Board.

            (b) If at any time the Majority Binion Holders shall notify the other Stockholders of their desire to remove, with or without cause, any individual from a directorship of the Corporation, each Stockholder will vote, or cause to be voted, at any meeting of the stockholders of the Corporation or by means of any written consent pursuant to which directors are to be elected, all voting securities of the Corporation over which such Stockholder has the power to vote or direct the voting, and shall take promptly all such other actions as shall be necessary or desirable to cause the removal of such director.

            (c) If at any time any director designated by the Majority Binion Holders ceases to serve on the Board for any reason, then the Majority Binion Holders shall be entitled to designate a successor director to fill the vacancy created thereby and each Stockholder agrees to vote, or cause to be voted, at any meeting of the stockholders of the Corporation or by means of any written consent pursuant to which directors are to be elected, all voting securities of the Corporation over which such Stockholder has the power to vote or direct the voting, and shall take promptly all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy.

      3.9 Restriction on Transfer and Proxies. Each of the Stockholders hereby covenants and agrees that, except as otherwise set forth in this Agreement, such Stockholder shall not, directly or indirectly: (i) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement, with respect to any Shares; or (ii) take any action that would (A) make any representation or warranty of such Stockholder contained herein untrue or incorrect if such representation or warranty were to be made immediately after giving effect to such action or at any other time prior to the termination of this Agreement or (B) have the effect of preventing or impeding any Stockholder from performing such Stockholder's obligations under this Agreement.

      3.10 Investment Opportunities. For so long as Binion holds any Shares, Binion and his Affiliates shall be obligated to present and offer to the Corporation any opportunity that Binion and/or his Affiliates are offered to acquire, develop, manage, operate or otherwise invest in any gaming business, except that Binion and his Affiliates may (a) pursue investment opportunities to acquire, develop, manage, operate or otherwise invest in businesses ancillary to any gaming business, including but not limited to hotels and restaurants, so long so they shall disclose such pursuits to the Corporation, and (b) invest in the stock of any publicly traded company, in each case free and clear of any restrictions or obligations contained in this Section 3.7.

      3.11 Affiliate Dealings With the Corporation. For so long as Binion holds any Shares, each of Binion and his Affiliates shall have the right to contract or otherwise deal with the Corporation for the sale of goods or services to the Corporation provided that (a) the compensation paid or agreed to be paid for such goods or services is reasonable (i.e., at fair market value), and relates to goods or services actually furnished to the Corporation, (b) the goods or services to be furnished are reasonable for and necessary to the Corporation,
(c) the fees, terms and conditions of the transactions are at least as favorable to the Corporation as would be obtainable in an arm's-length transaction, and
(d) any necessary Authority consent is obtained.

                                   ARTICLE IV
                                 GRANT OF PROXY

      4.1 Proxy.

            (a) Each Stockholder irrevocably appoints Jack B. Binion, ("Binion") with full power of substitution, as such Stockholder's true and lawful attorney and proxy to vote and otherwise act with respect to all of such Stockholder's Shares of which such Stockholder is now or hereafter the record owner at all annual, special and other meetings of stockholders of the Corporation, and at any adjournments thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

                  (i) In favor of approval of an agreement pursuant to which the Corporation shall acquire all of the outstanding shares of common stock of each of Empress Casino Joliet Corporation and Empress Casino Hammond Corporation, and any actions, agreements or other documents required in furtherance thereof;

                  (ii) Against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Corporation or any subsidiary of the Corporation under any agreement pursuant to which the Corporation shall acquire all of the outstanding shares of common stock of each of Empress Casino Joliet Corporation and Empress Casino Hammond Corporation; and

                  (iii) For the election of three (3) nominees of the holders of a majority of the Binion Shares to serve as directors on the Corporation's board of directors.

            (b) Each Stockholder understands and agrees that the appointment and proxy of Jack B. Binion in Section 4(a) relates to all voting rights (whether limited, fixed or contingent) with respect to the all Shares from time to time owned by such Stockholder and does not relate to any other right incident to such Stockholder's ownership of Shares (including, without limitation, the right to receive dividends and other distributions on those Shares).

            (c) The rights of Binion with respect to any Stockholder under this
Article IV shall terminate and the Proxy granted by such Stockholder pursuant to this Article IV shall be void and of no further force and effect at such time as this Agreement is terminated pursuant to 8.19 hereof.

            (d) The appointment of proxies specified in Section 4(a) shall become effective upon the execution and delivery of this Agreement and shall terminate upon the sale, exchange or other legal disposition of all of such Stockholder's legal and beneficial right, title and interest in and to all Shares to a party that is not an Affiliate of such Stockholder.

            (e) Each Stockholder acknowledges that Binion may exercise the proxies provided for in Section 4.1(a) at any time, from time to time, in his sole discretion, without notice to the Stockholders with respect to any matter specified in Section 4.1(a) that is to be voted on by the Stockholders of the Corporation. Each Stockholder hereby agrees to take any and all action, and to execute and deliver such documents, as requested by Binion to assure that the proxies are, and at all times remain, irrevocable, enforceable and exercisable by Binion pursuant to applicable law and in accordance with their terms. The Corporation hereby agrees that any stockholder action attempted to be taken by any Stockholder in violation of this Article IV shall be void and the Corporation shall not execute any documents or record any such attempted action.

            (f) Except as expressly provided in Section 4(d), this proxy is irrevocable and constitutes a power coupled with an interest for all purposes, including for purposes of Section 212 of the General Corporation Law of the State of Delaware.

                                    ARTICLE V
                    RESTRICTIONS UPON THE TRANSFER OF SHARES

      5.1 Restrictions on Transfer Generally.

            (a) No Stockholder shall Transfer any or all of such Stockholder's Shares except in accordance with this Article V.

            (b) Any purported Transfer of a Stockholder's Shares, or any part thereof, although permitted under this Agreement, shall be deemed invalid, null and void, and of no force or effect, unless and until the transferee, if not already a party to this Agreement, shall have executed a counterpart to this Agreement. The Corporation covenants and agrees that it will not issue Shares to any Person that is not a signatory to this Agreement.

            (c) The Corporation shall not permit the Transfer of any Shares to be made on the books of Corporation unless the Transfer is permitted by this Agreement, and is made in accordance with the terms of this Agreement. Any purported Transfer not permitted by this Agreement, or not made in accordance with the terms of this Agreement, shall be deemed invalid, null and void, and of no force or effect, the purported transferee shall have no interest in any of the Shares purported to be transferred, and the Stockholder making the purported Transfer will continue to be recognized as the owner (both legally and beneficially) of the Shares.

            (d) No Stockholder shall effect a Transfer of any or all of its Shares until the Corporation has received written notice of such proposed Transfer, signed by each of the transferring Stockholder and the prospective transferee, which notice shall set forth the following information:

                  (i)   The number of Shares to be transferred;

                  (ii)  The identity of the transferring Stockholder;

                  (iii) The name of the prospective transferee and all material terms and conditions of the proposed transaction between the transferor and the prospective transferee;

                  (iv) A representation by the transferring Stockholder that such Stockholder is not aware of any facts or information concerning the prospective transferee that would lead a reasonable person to conclude that the prospective transferee would not be found suitable as a gaming licensee under the gaming licensing criteria of any state in which the Corporation or any of the Subsidiaries is conducting or actively seeking to conduct their respective Businesses;

                  (v) For so long as the Corporation is an S corporation, a representation by the transferee that such transferee is a Qualifying S Corporation Shareholder;

                  (vi) For so long as the Corporation is an S corporation, a representation by the transferring Stockholder that the prospective transferee will not count as more than one "person" for purposes of calculating the number of permitted shareholders of a corporation that is an S corporation;

                  (vii) The address of the prospective transferee, its social security number and any other pertinent information requested by the Corporation in connection with the conduct of its due diligence investigation into the suitability of such prospective transferee;

                  (viii) The agreement in writing by the prospective transferee to be bound by the terms of this Agreement; and

                  (ix) The agreement of the transferring Stockholder that any necessary approval of any Authority shall be obtained prior to the proposed Transfer.

            (e) The Corporation shall have 20 days from its receipt of the aforesaid notice to deliver to the transferring Stockholder its written objection to the proposed Transfer, which written objection shall set forth the specific reasons for the objection to the proposed Transfer and such reasons shall be based upon (i) the gaming licensing criteria of a state in which the Corporation or any of the Subsidiaries is conducting or actively seeking to conduct their respective Businesses, (ii) the integrity, honesty or business reputation of the transferee and/or (iii) the criteria for maintaining the S corporation status of the Corporation (unless such status has been revoked). If the Corporation delivers a timely written objection in accordance with the foregoing, the Transferring Stockholder may not effect the proposed Transfer. Any dispute with respect to the basis of the Corporation's written objection shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association held in Las Vegas, Nevada.

            (f) Notwithstanding any other provision hereof to the contrary, no Stockholder may Transfer, or enter into any agreement to Transfer, any or all of such Stockholder's Shares to any Person that (i) is not a Qualifying S Corporation Shareholder or (ii) would cause the Corporation to have more than the maximum permitted number of stockholders under the Code as then in effect. No Transfer or purported Transfer to any Person satisfying the requirements of the immediately preceding sentence shall be effective or recognized by the Corporation unless and until the Corporation has received (at the expense of such Person) an opinion of counsel, which counsel and such opinion is satisfactory to the Corporation in its sole judgment, that the Person is a Qualifying S Corporation Shareholder and that the Transfer will not adversely affect the Corporation's status as an S corporation under Section 1361 of the Code and as to such other matters relating thereto as the Corporation shall request.

            (g) If by reason of, or in connection with the Transfer the Corporation's status as an S corporation is terminated inadvertently and the Corporation, in its sole judgment, elects to seek a private letter ruling from the Internal Revenue Service under Section 1362(f) of the Code, the transferring Stockholder agrees to make any adjustments for the period specified in Section 1362(f) of the Code required by the Internal Revenue Service and approved by the Board, as may be required for the Corporation to obtain such a favorable private letter ruling from the Internal Revenue Service.

Each transferring Stockholder's agreement and obligation to make such adjustments shall continue indefinitely, notwithstanding any Transfer of Shares by the Stockholder and regardless of whether the Corporation consented thereto.

      5.2 Right of First Refusal.

            (a) Subject to any employment agreement or other employment or compensatory arrangement pursuant to which the Corporation has the right to repurchase shares from a Stockholder (in which is event such right shall be prior to this Section 5.2), such Stockholder (other than a Binion Holder) desiring to Transfer any of such Stockholder's Shares (a "Selling Stockholder") shall first notify the Binion Holders of such Selling Stockholder's intention to Transfer such Shares to the proposed transferee (the "Sale Notice") and offer to sell the same to the Binion Holders pursuant to the terms and conditions of this
Section 5.2. The Sale Notice shall specify the material terms of the transaction, including the type of Transfer, the proposed transferee, the number of Shares to be transferred, the price per share and the terms of payment. The Binion Holders may elect to purchase all (but not less than all) of the Shares to be transferred at the same price specified in the Sale Notice by delivering a written notice of such election to the Selling Stockholder within 30 days after the delivery of the Sale Notice (the last day of such 30 day period is referred to herein as the "Authorization Date"); provided, however, that no Binion Holder may purchase more than its pro rata share of the Shares to be Transferred unless one or more Binion Holders has not elected to purchase its entire pro rata share (and any subsequent allocation of such unsubscribed Shares shall be made pro rata among the subscribing Binion Holders); and provided further that any Binion Holder may assign its right to purchase any portion of such Shares to any of its Affiliates. If the Binion Holders (together with any assignees thereof of the rights hereunder) have collectively elected to purchase the Shares to be Transferred, then the Selling Stockholder shall Transfer the Shares to the Binion Holders and assignees (if any), at the price and on the terms and conditions set forth in the Sale Notice, and such Binion Holders and assignees (if any) shall consummate the purchase and sale of Shares on such terms not more than 30 days after the Authorization Date.

            (b) If the Binion Holders (together with any assignees thereof of the rights hereunder) have not collectively elected to purchase all of the Shares to be Transferred or if they fail to consummate the purchase and sale of all of the Shares as provided in Section 5.2(a), then the Selling Stockholder may Transfer to the proposed transferee specified in the Sale Notice the Shares specified in the Sale Notice at a price and on terms no more favorable to the transferee as those set forth in the Sale Notice during the 60-day period following the Authorization Date. Any Shares not so transferred within such 60-day period again will become subject to all of the provisions of this Section 5.2.

            (c) The restrictions contained in this Section 5.2 will not apply with respect to Transfers of Shares (i) by testamentary or intestate disposition, (ii) to a member of a Stockholder's Immediate Family or (iii) to a former spouse pursuant to a court-approved divorce decree; provided that in each case, the transferee shall hold such Shares subject to the same restrictions applicable to its transferor and shall agree in writing to be bound by the terms of this Agreement.

      5.3 Obligation to Sell Shares. Notwithstanding the provisions of any other binding agreement upon any Stockholder, including without limitation any employment agreement or any warrant agreement, each Stockholder agrees as follows:

            (a) If the Majority Binion Holders desire to Transfer all of their Shares or Shares that would result in a Change of Control of the Corporation, then (i) all Stockholders shall consent to and raise no objections against such Transfer, (ii) if the Transfer is structured in whole or in part as a merger or consolidation, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation, (iii) if the Transfer is structured in whole or part as a sale of securities, each Stockholder agrees to sell its Shares on the same terms and conditions of sale on which all Shares are to be sold in such Transfer; and (iv) each Stockholder shall take all actions reasonably requested by the Corporation in connection with the consummation of such Transfer. In the event that any such Transfer shall be to any Affiliate of such Majority Binion Holders, the Stockholders shall not be required to Transfer their respective Shares unless a nationally recognized investment banking firm selected by the Corporation shall determine that the aggregate value of the consideration to be received by the Stockholders in such Transfer is fair to the stockholders of the Corporation.

            (b) If, in the reasonable, good faith opinion of the Board, the licenses of the Company or one of its Subsidiaries could be suspended, revoked, or terminated or the ability of the Company or one of its Subsidiaries to conduct one or more of the Businesses could be jeopardized because of the ownership of Shares by any Stockholder, such Stockholder shall transfer his or her Shares to the Corporation for a non-recourse, unsecured, subordinated note of the Corporation, in a principal amount equal to the then value of such Shares, as determined by a nationally recognized investment banking firm. In either case, such note shall accrue interest at the "prime rate" of the bank with which the Corporation has its primary banking relationship, and all principal and interest shall, subject to any limitations in any provision of a Loan to which such note is subordinate, be payable upon the earlier of (i) the fifth anniversary of such note or (ii) the liquidation of the Corporation; provided, however, that the amount paid under such note to the holder of such note on the liquidation of the Corporation shall in no event exceed the amount to which such holder would have been entitled had such holder retained its Shares. This Section 5.3(b) is subject to the rules and regulations of any Authority with respect to the payment by the Corporation to any of its stockholders for such stockholder's capital stock if such stockholder is not a suitable licensee.

            (c) If requested by the Board, a Stockholder shall pledge such Stockholder's Shares as additional security under the terms of any Loan or any guarantee of any Loan, which pledge shall result in the lender(s) under such Loan becoming the holder of the Shares so pledged upon any default on such Loan, without any further action by the lender(s); provided, however, that the pledge of each Stockholder's Shares shall be subject to substantially the same terms and conditions as the pledge of each other Stockholder's Shares.

            (d) Upon the written request of the Corporation, each Stockholder agrees to consent to any sale, transfer, reorganization, exchange, merger, combination or other form of transaction described in this Section 5.3 and to execute such agreements, powers of attorney, voting proxies or other documents and instruments as the Corporation determines may be necessary or desirable to consummate such sale, transfer, reorganization, exchange, merger, combination or other form of transaction. Each Stockholder further agrees to timely take such other actions as the Corporation may reasonably request in connection with the approval of the consummation of such sale, transfer, reorganization, exchange, merger, combination or other form of transaction, including voting as a stockholder to approve any such sale, transfer, reorganization, exchange, merger, combination or other form of transaction.

            (e) If at any time and for any reason a Stockholder ceases to be a Qualifying S Corporation Shareholder or if for any reason whatsoever the interest of any Stockholder in any Shares or the Transfer of any Shares (whether or not permitted hereunder) shall cause the Corporation to cease to be an S corporation (a "Disqualifying Event"), the Shares owned by such Stockholder immediately prior to the event resulting in a Disqualifying Event shall automatically be converted as of the date of such Disqualifying Event from Shares into a right as an unsecured general creditor of the Corporation to receive an amount equal to such Stockholder's proportionate interest as represented by such Shares of the book value of the Corporation. As a result, such Stockholder shall cease as of the Disqualifying Event to be a Stockholder, and from and after such date, shall have no rights as a Stockholder. Such right to receive an amount equal to such Stockholder's proportionate interest as represented by such Shares of the book value of the Corporation shall be evidenced by an unsecured promissory note providing for payment of the amount due in a lump sum on a date ten years from the date of the Disqualifying Event with interest thereon at the "prime rate" of the bank with which the Corporation has its primary banking relationship, and which promissory note shall be subordinate to all indebtedness of the Corporation other than trade payables. If within 30 days of becoming aware of any Disqualifying Event the Person (i) advises the Corporation that such Disqualifying Event was "inadvertent" within the meaning of Section 1362(f) of the Code, (ii) at his, her or its own expense, is applying for, and such Person promptly applies for and obtains a private letter ruling from the Internal Revenue Service pursuant to Section 1362(f) of the Code that the Corporation shall be treated as an S corporation at all times while such Person held, or had any interest in, any Shares, and (iii) furnishes to the Corporation an opinion of counsel, which counsel and such opinion is satisfactory to the Corporation in its sole judgment, that such Person is a Qualifying S Corporation Shareholder, then such Person shall be entitled to repurchase the same number of Shares previously converted to a promissory note of the Corporation by operation of this Section 5.3 by exchanging the Corporation's promissory note for such Shares.

      5.4 Transfers by the Binion Holders. A Binion Holder may Transfer all or any portion of its Shares, subject only to compliance with the provisions of
Section 5.1. Notwithstanding the foregoing, Binion may not Transfer 50 percent or more of his Initial Shares to any Person or Persons (other than an Affiliate of Binion or a member of his Immediate Family), without first providing notice of the material terms of the proposed Transfer to each other Stockholder, which notice shall offer each such Stockholder the opportunity to Transfer the same portion (on a percentage basis) of such Stockholder's Shares as Binion is transferring of his Shares, on substantially the same economic terms and conditions as applied to the Transfer by Binion. Only after a period of 20 days after delivery of the offer to each such Stockholder has elapsed, or after Binion has received notice from each such Stockholder as to whether such Stockholder accepts or rejects such offer, whichever occurs first, may Binion and the Stockholders who have accepted such offer effect the proposed Transfer.

      5.5 No Release or Waiver. Neither the provisions of, nor consummation of the transactions contemplated by, this Article V shall constitute a release or waiver of any claims or rights which the Corporation or any Stockholder may have against the Corporation or any Stockholder as a consequence of a breach of this Agreement.

      5.6 Securities Laws and Approvals of Authorities. A Share shall not be Transferred in any manner whatsoever except (a) in accordance with the Securities Act and any applicable State Acts, and (b) with any necessary prior or subsequent consent or approval of any Authority. Before giving effect to any Transfer of Shares, the Corporation may require a transferee of Shares to give such representations and warranties with respect to compliance with the Securities Act and applicable State Acts as the Corporation (or its counsel) may deem necessary or appropriate.

                                   ARTICLE VI
                           PERMITTED TAX DISTRIBUTIONS

      6.1 Permitted Tax Distributions. The Corporation agrees that for each taxable year that the Corporation qualifies as an S corporation under the Code, or any similar provision of state or local law, the Corporation will make, and will cause each Subsidiary any of whose items of income, gain, loss or deduction (including capital gain or loss) are taxable to the Stockholders to make, Permitted Tax Distributions to the Stockholders. Estimated amounts of Permitted Tax Distributions shall be made by the Corporation (and each applicable Subsidiary) within fifteen days following March 31, May 31, August 31, and December 31 based upon an estimate of the excess of (x) the Permitted Tax Distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over (y) the amount of the distributions attributable to all prior periods during such taxable year. Promptly after the filing by the Corporation and each such Subsidiary of their respective annual tax return, the Corporation or the applicable Subsidiary, as the case may be, shall make a further payment to its respective Stockholder to the extent such estimated tax distributions were less than the Permitted Tax Distributions actually payable to such Stockholders with respect to such taxable year as determined on the basis of such tax returns filed in respect of such taxable year for that Stockholder.

            If any State (or any political subdivision of any State) shall require the Corporation or any Subsidiary to withhold and pay over any amount from any Permitted Tax Distribution otherwise payable to any Stockholder who is not a resident of that State (or the political subdivision), the amount so withheld shall be treated for all purposes of this Agreement as having been paid to such Stockholder.

      6.2 Change in Permitted Tax Distributions. So long as there has been no Change of Control, the Board shall have the right, without the consent of any Stockholder, to modify or reduce the amount of the Permitted Tax Distributions payable to the Stockholders; provided, however, that the amount of the Permitted Tax Distributions shall never be reduced below the amount required calculated solely by reference to the highest marginal Federal income tax rate applicable to any Stockholder.

      6.3 Termination of S Corporation Status. The Board shall have the right at any time to terminate the status of the Corporation as an S corporation or to alter or change the status of any Subsidiary as a Flow Through Entity. Nothing contained herein shall give any Stockholder the right to have the Corporation continue as an S corporation or for any Subsidiary to continue as a Flow Through Entity. If the Board shall determine to revoke the Corporation's election to be taxed as an S corporation, each Stockholder shall upon request (i) consent to such revocation at the time and in the manner required by Treas. Reg. ss.. 1.1362-6(b) (or any successor or superceding Treasury Regulation thereto) and
(ii) if approved by the Board, consent to an election under Section 1362(e)(2) of the Code at the time and in the manner required by Treas. Reg. ss.. 1.1362-6(b) (or any successor or superceding Treasury Regulation thereto).

                                   ARTICLE VII
                   SECURITIES ACT COMPLIANCE; LEGENDS ON STOCK

      7.1 Legends. In addition to any other legend required from time to time by the Corporation, all certificates representing Shares shall contain the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE, INCLUDING CERTAIN VOTING RIGHTS WITH RESPECT THERETO, ARE HELD SUBJECT TO, AND THE TRANSFER OF SUCH SECURITIES IS RESTRICTED BY, THE TERMS OF A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF APRIL 29, 1999, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION. THE PROPOSED TRANSFER OF ANY SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VOID AND OF NO FORCE AND EFFECT UNLESS MADE IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT."

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 Stockholder Capacity. Each Stockholder executes this Agreement solely in its capacity as the record and/or Beneficial Owner of such Stockholder's Shares.

      8.2 Entire Agreement. This Agreement and the Subscription Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

      8.3 Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any Person to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors.

      8.4 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and the Stockholders and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold Shares.

      8.5 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the Corporation and Stockholders holding a majority of the votes represented by the Shares outstanding at the time of the amendment; provided, however, that the addition of any holder of Shares as a party to this Agreement pursuant to its execution of a counterpart hereto may be effected pursuant to the provisions hereof without regard to the restrictions contained in this Section 8.5.

      8.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given when the same is (a) personally delivered, (b) deposited in the U.S. mail, certified or registered and postage prepaid, (c) deposited with Federal Express or similar overnight delivery service or (d) transmitted by telecopier or other facsimile transmission, answerback requested. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to any Stockholder:  At the addresses set forth
                        on Annex A hereto

If to the Corporation:  4024 South Industrial Road
                        Las Vegas, NV 89103
                        Attention:

with a copy to:         Swidler Berlin Shereff Friedman, LLP
                        919 Third Avenue, 20th Floor
                        New York, NY 10022
                        Attention: Robert M. Friedman, Esq.
                        Telephone: (212) 891-9310
                        Facsimile: (212) 758-9526

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      8.7 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

      8.8 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party or parties to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party or parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. If any Person shall institute any action or proceeding to enforce the provisions of this Agreement, any Person subject to this Agreement against whom such action or proceeding is brought hereby waives the claim or defense that the Person instituting the action proceeding has an adequate remedy at law, and no Person shall in any action or proceeding put forward the claim or defense that an adequate remedy at law exists. Should any dispute concerning the Transfer of Shares arise under this Agreement, an injunction may be issued restraining the Transfer of such Shares pending the determination of such dispute.

      8.9 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      8.10 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      8.11 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

      8.12 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

      8.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

      8.14 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. As used in this Agreement, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include the other gender or be neutral. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

      8.15 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

      8.16 Recovery of Fees. In the event litigation shall be necessary to enforce, interpret or rescind the provisions of this Agreement or relating to matters set forth herein, the prevailing party shall be entitled to recover from the adverse party, in addition to such other relief, the prevailing party's reasonable attorney's fees for services before trial, on trial and on any appeal therefrom, and all other reasonable litigation costs related thereto.

      8.17 Further Acts. Each party agrees to perform any further acts and to execute and deliver any instruments or documents that may be necessary or reasonably deemed advisable to carry out the purposes of this Agreement.

      8.18 Indemnification. Each Stockholder hereby agrees to indemnify and hold the Corporation and each other Stockholder harmless from and against any liability, claim, damage, loss, penalty, cost or expense (including, without limitation, reasonable attorneys fees and costs of appeal) arising out of any breach of the any representations or covenants made by such Stockholder in this Agreement.

      8.19 Termination. The rights and obligations of the parties to this Agreement shall terminate upon the earlier of the following: (i) upon the dissolution, liquidation or winding up of the Corporation; (ii) if a majority of the votes entitled to be cast at a meeting of Stockholders are voted in favor of terminating this Agreement, which agreement to terminate shall be in writing and signed by those Stockholders agreeing thereto; (iii) upon the consummation of a Qualified IPO; or (iv) upon the registration of the Common Stock pursuant to the Exchange Act; provided, however, that notwithstanding any of such events, the Corporation's and each Stockholder's obligations in Sections 3.1, 3.3, 6.1 and
6.2 hereof with respect to any taxable year of the Corporation ending prior to such date shall continue indefinitely.

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the date first above written.

                                     CORPORATION

                                     Horseshoe Gaming Holding Corp., a Delaware corporation


                                     By: /s/ Jack B. Binion
                                         --------------------------------------
                                         Jack B. Binion, President

STOCKHOLDERS

--------------------------------------------------------------------------------

/s/ Jack B. Binion
-------------------------------------
Jack B. Binion

/s/ Wanda Parsons
-------------------------------------
Wanda Parsons,
as Trustee of the Katie O'Neill Trust

/s/ Wanda Parsons
-------------------------------------------------
Wanda Parsons,
as Trustee of the Kellie O'Neill Trust

/s/ Peri Cope Howard
-------------------------------------------------
Peri Cope Howard

/s/ Peri Cope Howard
-------------------------------------------------
Peri Cope Howard,
as Trustee of the Ted J. Fechser Trust

/s/ Peri Cope Howard
-------------------------------------------------
Peri Cope Howard,
as Trustee of the Fancy Ann Fechser Trust

/s/ Peri Cope Howard
-------------------------------------------------
Peri Cope Howard,
as Trustee of the James Christopher Fechser Trust

/s/ Peri Cope Howard
-------------------------------------------------
Peri Cope Howard,
as Trustee of the Robert Daniel Fechser Trust

/s/ Peri Cope Howard
-------------------------------------------------
Peri Cope Howard,
as Trustee of the Katie O'Neill Trust

/s/ Peri Cope Howard
-------------------------------------------------
Peri Cope Howard,
as Trustee of the Kellie O'Neill Trust

/s/ Peri Cope Howard
-------------------------------------------------
Peri Cope Howard,
as Trustee of the Ben Evan Johnson Trust

/s/ Peri Cope Howard
---------------------------------------
Peri Cope Howard,
as Trustee of the Rachel Fechser Trust

/s/ Peri Cope Howard
---------------------------------------
Peri Cope Howard,
as Trustee of the Bonnie Binion Trust

/s/ Peri Cope Howard
---------------------------------------
Peri Cope Howard,
as Trustee of the Benny Behnen Trust

/s/ Peri Cope Howard
---------------------------------------
Peri Cope Howard,
as Trustee of the Jack Behnen Trust

/s/ Key Fechser
---------------------------------------
Key Fechser

/s/ Bobby Fechser
---------------------------------------
Bobby Fechser

/s/ Mindy Johnson
---------------------------------------
Mindy Johnson

/s/ Leslie Kenny
---------------------------------------
Leslie Kenny

/s/ Phyllis Cope
---------------------------------------
Phyllis Cope,
as Trustee of the Ted J. Fechser Trust

/s/ Phyllis Cope
------------------------------------------
Phyllis Cope,
as Trustee of the Fancy Fechser Trust

/s/ Scott Hamilton
------------------------------------------
Scott Hamilton,
as Trustee of the James C. Fechser Trust

/s/ Deborah Hamilton
------------------------------------------
Deborah Hamilton,
as Trustee of the Robert D. Fechser Trust

/s/ Scott Hamilton
------------------------------------------
Scott Hamilton,
as Trustee of the Rachel Fechser Trust

/s/ Greg Stuart
------------------------------------------
Greg Stuart,
as Trustee of the Ben E. Johnson Trust

/s/ Greg Stuart
------------------------------------------
Greg Stuart,
as Trustee of the Jamie Lyn Johnson Trust

/s/ Doyle Brunson
------------------------------------------
Doyle Brunson

/s/ Louis Brunson
------------------------------------------
Louise Brunson

/s/ Todd Brunson
------------------------------------------
Todd Brunson

/s/ Pam Brunson
-----------------------
Pam Brunson

/s/ David Reese
-----------------------
David Reese

/s/ Kathleen Rose
-----------------------
Kathleen Rose

/s/ John Michael Allen
-----------------------
John Michael Allen

/s/ Gary Anderson
-----------------------
Gary Anderson

/s/ Rick Cook
-----------------------
Rick Cook

/s/ Jerry Howard
-----------------------
Jerry Howard

/s/ Robert McQueen
-----------------------
Robert McQueen

/s/ G.A. Robinson, III
-----------------------
G.A. Robinson, III

/s/ John Schreiber
-----------------------
John Schreiber

/s/ Daniel Engel
---------------------
Daniel Engel

/s/ David A. Sachs
---------------------
David A Sachs

/s/ Eileen Holz
---------------------
Eileen Holz

/s/ Cathy Hunter
---------------------
Cathy Hunter

/s/ Silvia Rodriguez
---------------------
Silvia Rodriguez

/s/ Andrew Astrachan
---------------------
Andrew Astrachan

/s/ Donald Schupak
---------------------
Donald Schupak

/s/ Walt Haybert
---------------------
Walt Haybert

/s/ Gary Border
---------------------
Gary Border

/s/ Patrick Savin
---------------------
Patrick Savin

                                                                         Annex A

      As of April 29, 1999, the following Persons comprise the Stockholders of Horseshoe Gaming Holding Corp. as may be amended from time to time hereunder.

--------------------------------------------------------------------------------
Name of Stockholder                             Number of Shares
-------------------                             ----------------
--------------------------------------------------------------------------------
Jack B. Binion                                                      9,823.791776
--------------------------------------------------------------------------------
Wanda Parsons,                                                            957.98
as Trustee of the Katie O'Neill Trust
--------------------------------------------------------------------------------
Wanda Parsons,                                                            957.98
as Trustee of the Kellie O'Neill Trust
--------------------------------------------------------------------------------
Peri Cope Howard                                                        1,266.86
--------------------------------------------------------------------------------
Peri Cope Howard,                                                         276.20
as Trustee of the Ted J. Fechser Trust
--------------------------------------------------------------------------------
Peri Cope Howard,                                                         276.20
as Trustee of the Fancy Ann Fechser Trust
--------------------------------------------------------------------------------
Peri Cope Howard,                                                         276.20
as Trustee of the James C. Fechser Trust
--------------------------------------------------------------------------------
Peri Cope Howard,                                                         276.20
as Trustee of the Robert Daniel Fechser Trust
--------------------------------------------------------------------------------
Peri Cope Howard,                                                         276.20
as Trustee of the Katie O'Neill Trust
--------------------------------------------------------------------------------
Peri Cope Howard,                                                         276.20
as Trustee of the Kellie O'Neill Trust
--------------------------------------------------------------------------------
Peri Cope Howard,                                                         276.20
as Trustee of the Ben Evan Johnson Trust
--------------------------------------------------------------------------------
Peri Cope Howard,                                                         276.20
as Trustee of the Rachel Fechser Trust
--------------------------------------------------------------------------------
Peri Cope Howard,                                                          55.24
as Trustee of the Bonnie Binion Trust
--------------------------------------------------------------------------------
Peri Cope Howard,                                                          55.24
as Trustee of the Benny Behnen Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Peri Cope Howard,                                                          55.24
as Trustee of the Jack Behnen Trust
--------------------------------------------------------------------------------
Key Fechser                                                                55.24
--------------------------------------------------------------------------------
Bobby Fechser                                                              55.24
--------------------------------------------------------------------------------
Mindy Johnson                                                              55.24
--------------------------------------------------------------------------------
Leslie Kenny                                                            1,199.12
--------------------------------------------------------------------------------
Phyllis Cope,                                                             957.98
as Trustee of the Ted J. Fechser Trust
--------------------------------------------------------------------------------
Phyllis Cope,                                                             957.98
as Trustee of the Fancy Fechser Trust
--------------------------------------------------------------------------------
Scott Hamilton,                                                           638.66
as Trustee of the James C. Fechser Trust
--------------------------------------------------------------------------------
Deborah Hamilton,                                                         638.66
as Trustee of the Robert D. Fechser Trust
--------------------------------------------------------------------------------
Scott Hamilton,                                                           638.66
as Trustee of the Rachel Fechser Trust
--------------------------------------------------------------------------------
Greg Stuart,                                                              478.99
as Trustee of the Ben E. Johnson Trust
--------------------------------------------------------------------------------
Greg Stuart,                                                              478.99
as Trustee of the Jamie Lyn Johnson Trust
--------------------------------------------------------------------------------
Doyle Brunson                                                             153.72
--------------------------------------------------------------------------------
Louise Brunson                                                            153.72
--------------------------------------------------------------------------------
Todd Brunson                                                              153.72
--------------------------------------------------------------------------------
Pam Brunson                                                               153.72
--------------------------------------------------------------------------------
David Reese                                                               614.89
--------------------------------------------------------------------------------
Kathleen Rose                                                             184.70
--------------------------------------------------------------------------------
Gary Anderson                                                             127.01
--------------------------------------------------------------------------------
Rick Cook                                                                  38.43
--------------------------------------------------------------------------------
Jerry Howard                                                               84.67
--------------------------------------------------------------------------------
Robert McQueen                                                             42.34
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
G.A. Robinson, III                                                        338.69
--------------------------------------------------------------------------------
Daniel Engel                                                                5.70
--------------------------------------------------------------------------------
David A. Sachs                                                              5.70
--------------------------------------------------------------------------------
Eileen Holz                                                                  .85
--------------------------------------------------------------------------------
Cathy Hunter                                                                 .85
--------------------------------------------------------------------------------
Silvia Rodriguez                                                             .85
--------------------------------------------------------------------------------
Andrew Astrachan                                                          734.74
--------------------------------------------------------------------------------
Donald Schupak                                                            375.77
--------------------------------------------------------------------------------
Walter J. Haybert                                                         146.27
--------------------------------------------------------------------------------
Gary Border                                                               147.00
--------------------------------------------------------------------------------
Patrick Savin                                                             113.93
--------------------------------------------------------------------------------